AMENDMENT NUMBER ONE
                                       TO
                AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT

THIS AMENDMENT NUMBER ONE to the Amended and Restated Sub-Administration Agreement (this "Amendment") is entered into as of the 15th day of April, 2009 ("Amendment Effective Date") by and between Turner Investment Partners, Inc., a Pennsylvania corporation (the "Administrator"), and SEI Investments Global Funds Services, a Delaware statutory trust (the "Sub-Administrator").

WHEREAS, the Administrator and the Sub-Administrator entered into an Amended and Restated Sub-Administration Agreement dated as of the 19th day of June, 2008 (the "Agreement"); and

WHEREAS, the Administrator and the Sub-Administrator desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto agree as follows:

1) Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced as set forth in Attachment 1 to this Amendment.

2) Schedule C. Schedule C of the Agreement is hereby deleted in its entirety and replaced as set forth in Attachment 2 to this Amendment.

3) Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

4) Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

5) Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

                            [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

TURNER INVESTMENT PARTNERS, INC.


By: /s/ Brian F. McNally
    ----------------------------
Name:  Brian F. McNally
Title:  General Counsel and Chief Compliance Officer



SEI INVESTMENTS GLOBAL FUNDS SERVICES


By: /s/ John Alshefski
    ----------------------------
Name:  John Alshefski
Title:  Senior Vice President

                                  ATTACHMENT 1

                                   SCHEDULE A
            TO THE AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT
                            DATED AS OF JUNE 19, 2008
                                     BETWEEN
                        TURNER INVESTMENT PARTNERS, INC.
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

Portfolios:      This Agreement shall apply to all Portfolios,  all classes of Turner Funds and any sub-accounts ("the Trust"), either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the "Portfolios"):

                 Turner Concentrated Growth Fund
                 Turner Core Growth Fund
                 Turner Emerging Growth Fund
                 Turner International Core Growth Fund
                 Turner Large Cap Growth Fund
                 Turner Midcap Equity Fund
                 Turner Midcap Growth Fund
                 Turner New Enterprise Fund
                 Turner Large Cap Value Fund
                 Turner Small Cap Equity Fund
                 Turner Small Cap Growth Fund
                 Turner Quantitative Broad Market Equity Fund
                 Turner Quantitative Large Cap Value Fund
                 Turner Spectrum Fund (anticipated launch May 7, 2009)

Fees: Pursuant to Article 3 the Administrator shall pay the Sub-Administrator compensation for services rendered to the Portfolios equal to the greater of: (i) an annual rate of .035% on the first $3.5 billion of assets; .0325% on the next $6.5 billion of assets, and .0175% on all assets over $10 billion. The fees are calculated daily per Portfolio and paid monthly, or a Trust level minimum equal to $70,000 annually per each Portfolio, and a $15,000 annual minimum administration fee for additional share classes. The Administrator shall pay an additional, annual $5,000 sub-account fee for each sub-account utilizing the SunGard Multi-Manager Module. The fees are calculated daily and paid monthly.

Term: This Agreement shall remain in effect until October 1, 2010 (the "Initial Term") and thereafter shall automatically renew for successive two year terms (each, a "Renewal Term"), unless and until this Agreement is terminated in accordance with the provisions of Article 5 hereof.



                               [END OF SCHEDULE A]

                                  ATTACHMENT 2

                                   SCHEDULE C
            TO THE AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT
                            DATED AS OF JUNE 19, 2008
                                     BETWEEN
                        TURNER INVESTMENT PARTNERS, INC.
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                              Performance Standards

The Sub-Administrator's performance in connection with this Agreement shall be determined by measuring the key performance indicators ("KPI") set forth herein. Such KPI may be amended by mutual agreement of the parties from time to time, against the corresponding service quality performance standards set forth below (the "Performance Standards").

Definitions:

Capitalized terms not defined herein shall have the meaning ascribed to them in the main body of this Agreement. In the case of conflict between a term defined in this Schedule C and the main body of this Agreement, the term as defined in this Schedule C shall control in each instance such term is used in this Schedule C.

"Business Day" means any Monday thru Friday, 8:00 a.m. - 5:00 p.m., excluding any Saturday, Sunday or any official closing of the New York Stock Exchange.

"Calendar Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31, provided however that with respect to the first Calendar Quarter for which the Sub-Administrator calculates its Performance Rating in accordance with the procedures set forth herein, Calendar Quarter shall mean the period beginning June 1, 2008 and ending September 30, 2008 and the calculation of the Performance Rating for such period shall be adjusted as appropriate to reflect the total number of Events and KPI for such four month period.

"Event" means each KPI that is monitored during any month and each KPI that would have been monitored during any month but for the fact that such KPI relates to an activity that is not required to be performed during the given month (e.g. semi-annual or annual reports).

"NAV Error" means a Portfolio NAV that contains one or more errors in the calculation of net asset value, which error(s) arise out of an action or omission of the Sub-Administrator and is greater than $0.01 per share as set forth in the Turner Funds' NAV Error Resolution Policy, a copy of which has been approved by the board of directors of the Portfolios.

"Performance Rating" means the number of Successful Events (as defined below) during a Calendar Quarter divided by three times the number of KPI, currently forty-five.

"Performance Minimum" means the minimum acceptable Performance Rating that the Sub-Administrator shall achieve during any Calendar Quarter. The Performance Minimum as of the date hereof is 85%.

"Performance Report" means the quarterly report provided by the Sub-Administrator to the Administrator that shall set forth the Sub-Administrator's Performance Rating during the preceding Calendar Quarter.

"Sub-Account" means each separate strategy within a Portfolio, or separately managed account utilizing the SunGard Multi-Manager Module

Performance Standards:

KPI                                        PERFORMANCE STANDARDS
----------------------------------------------------------------------------------------------------------------------------

 1.  NAV Accuracy                          Sub-Administrator will calculate each Portfolio's NAV free from NAV
                                           Errors at a calculated rate of 99.8% or above.

 2.  NAV Reporting to NASDAQ 2nd Session   Each Portfolio NAV calculated by the Sub-Administrator and transmitted to
                                           NASDAQ 2nd Session will be delivered on time at a calculated rate of 97.0%
                                           or above.

 3.  Performance Fee Adjustments           Sub-Administrator will calculate and record performance fee adjustments for each Portfolio and each Sub-Account on the last Business Day of each month at a calculated rate of 100%.

 4.  Daily Cash Availability               Sub-Administrator will provide daily cash availability statements relating to each Portfolio and each Sub-Account to the Administrator each Business
                                           Day at or before 11 a.m. at a calculated rate of 95% or above.

 5.  Financial Statement Delivery          Sub-Administrator will provide financial statements to shareholders on or before the statutory due date at a calculated rate
                                                               of 100%.
 6.  Form N-SAR/24f-2 Filing               Sub-Administrator will prepare Form N-SAR and Form 24f-2 for each Portfolio on or before the statutory due date at a calculated rate of 100%.

 7.  Compliance Report Card                Sub-Administrator will provide a standard report card of compliance violations for each Portfolio to the Administrator on or before that date that is ten
                                           Business Days following month-end at a calculated rate of 100%.

 8.  Compliance Breach Notification        Sub-Administrator will notify the Administrator of alleged material compliance violations within one Business Day following the date on which the Sub-Administrator becomes aware of the alleged violation at a calculated rate of 100%.

 9.  Speed to Answer                       Sub-Administrator will answer in-bound telephone calls to toll-free lines set up to receive shareholder telephone calls within 25 seconds from the time such call is first received at a calculated rate of 85% or above.

10.  Dropped Calls                         Fewer than 5% of in-bound telephone calls to toll-free lines set up to receive shareholder telephone calls will be  "dropped."  For purposes of the foregoing, a "dropped" call refers to a call that is connected but is not picked-up by the Sub-Administrator.

11.  Corporate Action Processing           Sub-Administrator will process all security corporate actions in a manner that takes into account the most readily available  market data on the ex-dividend date at a calculated rate of 95%.


12.  Compensation of Board of Trustees     Sub-Administrator will pay compensation to Fund board of trustees within
                                           7 business days of a Board or Committee meeting or within 4 business days of receiving Administrator approval of the amount to pay each trustee, whichever comes later, at a calculated rate of 100%.

13.  Payment of Fund Expenses              Sub-Administrator will pay all Fund authorized expenses not later than 30 days from its receipt of an Administrator-approved invoice or request for payment.

Data Collection and Performance Rating Calculation:

Beginning as of the Calendar Quarter commencing June 1, 2008 and ending September 30, 2008, and for each Calendar Quarter thereafter during the term of this Agreement, the Sub-Administrator will calculate its Performance Rating in accordance with the procedures set forth herein, and deliver a Performance Report to the Administrator.

During the month-end process, each Event will be assigned a value of one when the Sub-Administrator performs the KPI at or above the corresponding Performance Standard or when such KPI is not monitored due to the fact that such KPI relates to an activity that is not required to be performed during such month ("Successful Events") and a value of zero when the Sub-Administrator fails to perform the KPI at or above the corresponding Performance Standard ("Deficient Events").

The Sub-Administrator's quarterly Performance Rating shall be calculated by dividing the aggregate number of Successful Events during the Calendar Quarter by three times the number of KPI, currently thirty-nine. A "Service Level Deficiency" will occur when the Performance Rating falls below the Performance Minimum.

Performance Standard Exceptions:

In determining the Sub-Administrator's conformance with the KPI set forth herein, the Sub-Administrator shall be excused from its failure to achieve any KPI if such failure is caused by any of the following: (i) the Sub-Administrator does not receive, after proper and timely request, if applicable, proper and timely reporting from the Administrator, custodians, prime brokers, transfer agents, banks, pricing agents, investment manager and any outside agent whose information is integral to the Sub-Administrator's deliverables; (ii) the Sub-Administrator does not receive, after timely request, timely approvals and confirmations from the Portfolios and the investment manager as required in connection with the performance standards; or (iii) performance within the stated KPI is adversely affected by a change in the standards of a third party processing agent outside of the control of the Sub-Administrator or upon the occurrence of one or more circumstances or events of force majeure or equipment failure, as described in ARTICLE 15 or ARTICLE 16 of the Agreement.

An Event shall not be considered a Deficient Event to the extent that the Sub-Administrator's errors or delays are caused by any of the exceptions set forth above or other circumstances outside the reasonable control of the Sub-Administrator, including, without limitation, any changes or updates not previously requested by the Portfolios during month-end processing. Such Events shall not be included in the total number of Events for purposes of calculating the Performance Rating during any Calendar Quarter.

Reporting:

The Sub-Administrator shall provide a written Performance Report to the Administrator that shall set forth the Sub-Administrator's Performance Rating during the applicable Calendar Quarter as well as the Sub-Administrator's monthly performance of each of the KPI. The Sub-Administrator will prepare and distribute the Performance Report to the Administrator promptly following the close of the applicable Calendar Quarter and use best efforts before the deadline specified by the Administrator for inclusion of the report in Board of Trustee meeting materials. The Administrator will promptly review the Performance Report and provide comments, if any, to the Sub-Administrator.

Notification & Corrective Action:

In the event of a Service Level Deficiency, the Administrator may provide written notification ("Deficiency Notice") to the Sub-Administrator requesting that the Sub-Administrator modify its procedures in an effort to ensure that such Service Level Deficiency is resolved. Upon receipt of a Deficiency Notice, the Sub-Administrator shall have at least one full Calendar Quarter ("Cure Period") to implement corrective action with respect to such Service Level Deficiency. If such efforts are successful in correcting the Service Level Deficiency in the next Calendar Quarter ("Cure"), the Funds shall have no other rights with respect to such Service Level Deficiency. In the event that the Sub-Administrator fails to Cure the Service Level Deficiency during the Cure Period, the Sub-Administrator shall issue a credit to the Administrator on the Administrator's next monthly invoice equal to $25,000. The Sub-Administrator shall only be entitled to one Cure Period during any rolling twelve month period. Thereafter, any Service Level Deficiency shall immediately result in the Sub-Administrator issuing a credit to the Administrator on the next monthly invoice equal to $25,000.

NAV Error Credit:

Notwithstanding the foregoing, in the event that the Sub-Administrator calculates a Portfolio NAV that includes an NAV Error, the Sub-Administrator shall provide the Administrator with NAV Error credits in the manner set forth below:

           NAV Error                                                       NAV Error Credit
           --------------------------------------------------------------- ----------------------------------------

           1st NAV Error during fiscal twelve month period ...........     $ 5,000
           2nd NAV Error during fiscal twelve month period ...........     $15,000
           3rd NAV Error and each  subsequent  NAV  Error  during  fiscal
           twelve month period .......................................     the  greater  of $25,000 each
                                                                           or all fund and/or shareholder
                                                                           damages directly related to the
                                                                           NAV error(s) as set forth in
                                                                           Section III (1) and III (2) of
                                                                           the Turner Funds NAV Error
                                                                           Resolution Policy, a  copy of which
                                                                           has been provided to the Sub-Administrator
                                                                           in writing and in advance


The foregoing credit(s) shall be provided to the Administrator by the Sub-Administrator on the next monthly invoice immediately following identification of the applicable NAV Error.